Exhibit 10.2

                         , 2019

Pivotal Acquisition Corp.

c/o Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

Re:	Amendment to Insider Letter, Dated January 31, 2019

Gentlemen:

Reference is made to that certain letter agreement (“Insider Letter”) dated January 31, 2019 executed by the undersigned. Capitalized terms used herein that are not otherwise defined will have the same meaning as they were given in the Insider Letter.

The undersigned hereby agrees that Section 14 of the Insider Letter shall be replaced with the following:

“14.    This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall survive the consummation of a Business Combination and terminate on the earlier of (i) the liquidation of the Company and (ii) the expiration of the transfer restrictions on the Founders’ Common Stock [and Private Warrants] contained in Section [5][6] hereof; provided, that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination.”

With the exception of the aforementioned change, the Insider Letter remains in full force and effect.

Very truly yours,